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

                                         Computation of Per Share Earnings
                                           Fields Aircraft Spares, Inc.
                           Statement Regarding Computation of Earnings (Loss) Per Share



                                                                                           Three Months Ended
                                                                                           ------------------
                                                                                    April 3,                 March 31,
                                                                                      1998                    1997
                                                                                      ----                    ----
Number of common shares outstanding at beginning
of the period                                                                       2,079,571               1,302,137
                                                                                    ---------               ---------

Number of common shares outstanding at end of the
period                                                                              2,290,235               1,312,918
                                                                                    ---------               ---------

Weighted average common share equivalents
outstanding at the end of the period (primary)                                      3,062,461               2,249,589
                                                                                    ---------               ---------

Weighted average common share equivalents
outstanding at end of the period (fully diluted)                                    3,506,323               2,249,589
                                                                                    ---------               ---------

Net income (loss)                                                                   $ 110,000             $ (654,000)
                                                                                    ---------             -----------

Net income adjusted for interest not to be included in
computing fully-diluted earnings                                                    $ 198,000             $         -
                                                                                    ---------             -----------

Primary earnings (loss) per share                                                   $     .04             $      (.29)
                                                                                    ---------             -----------

Fully-diluted earnings (loss) per share                                             $     .06             $      (.29)
                                                                                    ---------             -----------
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